SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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MineCore International, Inc.
(Name of Registrant as Specified in Its Charter)

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MineCore International, Inc.

520 SE 5th Avenue, Suite 1508

Fort Lauderdale, FL 33301

(954) 463-1417

(954) 728-8896 (Fax)

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about March 27, 2008, to the holders of record of the outstanding common stock, $.001 par value per share (the “Common Stock”) of MineCore International, Inc., a Delaware corporation (the “Company”), as of the close of business on March 24, 2008 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent in lieu of a meeting, dated March 25, 2008, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”).  Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to MineCore International, Inc.

The Written Consent approved the removal of two members of the Board of Directors.

.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Delaware Revised Statutes and the Company’s Bylaws to remove the Directors from the Board.  Accordingly, the proposal is not presently being submitted to the Company’s other shareholders for a vote.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

Jerry G. Mikolajczyk

Chief Operating Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about March 27, 2008, to shareholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE MAJORITY STOCKHOLDERS

Under the Delaware Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The removal of directors requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each shareholder is entitled to one vote per share of Common Stock on any matter which may properly come before the shareholders.

On the Record Date, the Company had 97,144,544 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

REMOVAL OF DIRECTORS

As of March 24, 2008, the Board of Directors consisted of four members, Mr. Gordon Gutrath, Mr. David Bending, Mr. Jerry G. Mikolajczyk and Tomaz Klingberg.  On March 25, 2008, a majority of shareholders approved the removal for Mr. Gordon Gutrath and Mr. David Bending from the Board, reducing the total number of Board Members to two.

CONSENTING STOCKHOLDERS

On March 25 2008, the following majority shareholders, including our Chief Operating Officer, approved in writing the removal of Directors from the Board.

Shareholder:	Signing Authority	Number of Shares
	Name:
La Societe Les Pierres Precieuses de Madagascar	Jerry G. Mikolajczyk	25,635,082
Kinetic Disintegrators Ltd.	Bill Ketcheson	16,051,576
North Fork 14 Investment Group, Inc.	Mike Iorlano	9,415,619
Rich Mining Inc.	Kevin Grapes	6,558,795
Kathy Lynn Mikolajczyk Living Trust	Jerry G. Mikolajczyk	6,074,664
Tashsa Lee Mikolajczyk-Guest Living Trust	Jerry G. Mikolajczyk	4,555,998
Centaur Services, LLC	Kevin Grapes	3,507,986
Jaeden Guest Living Trust, June 6, 2005	Jerry G. Mikolajczyk	3,037,332
Salena Guest Living Trust, June 6, 2005	Jerry G. Mikolajczyk	3,037,332
International Mining Company of America	Jerry G. Mikolajczyk	1,957,257
Total Shares per consent above
Total Shares Issued and Outstanding:		97,144,544
Quorum:		82%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the removal of directors.  The Company is not seeking written consent from any other shareholders, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 24, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Minecore International, Inc., 520 SE 5th Avenue, Suite 1508, Fort Lauderdale, FL 33301.

Name & Address of Beneficial Owner	Office, if Any	Title of Class	Amount & Nature of Beneficial Ownership	Percent of Class[2]
La Societe Les Pierres Precieuses de Madagascar[1]	COO[1]	Common	25,635,082	26.4%
Kinetic Disintegrators Ltd.	COO[1]	Common	16,051,576	16.5%
North Fork 14 Investment Group, Inc.		Common	9,415,619	9.7%
Rich Mining Inc.		Common	6,558,795	6.7%
Kathy Lynn Mikolajczyk Living Trust June 6, 2005[1]	COO[1]	Common	6,074,664	6.2%
Tashsa Lee Mikolajczyk-Guest Living Trust June 6, 2005[1]	COO[1]	Common	4,555,998	4.7%
Jaeden Guest Living Trust, June 6, 2005[1]	COO[1]	Common	3,037,332	3.1%
Salena Guest Living Trust, June 6, 2005[1]	COO[1]	Common	3,037,332	3.1%
International Mining Company of America[1]	COO[1]	Common	1,957,257	2.%
Jerry G. Mikolajczyk[1]	COO[1]	Common	25,002.02%
Tomaz Klingberg	Director	Common	114,637.12%
All officers and directors as a group (9 persons named above)		Common Stock $0.01 par value	60,488,880[1]	62.27%

(1)

Jerry G. Mikolajczyk, our COO, CEO and a Director, exercises investment discretion and control over these shares of our common stock.  Mr. Mikolajczyk may be deemed to be the beneficial owner of the shares of common stock reported herein to the extent of his direct or indirect pecuniary interest therein, and nothing herein shall be deemed to be an admission that Mr. Mikolajczyk is the beneficial owner of the shares of common stock reported herein for purposes of Section 16 of the Exchange Act or for any other purpose.

(2)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (No. of shares)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry G. Mikolajczyk	2007	120,000	0	0	0	0	0	0	120,000
	2006	120,000	0	0	0	0	0	0	120,000
Daniele L. Forigo	2007	60,000	0	0	0	0	0	0	60,000
	2006	60,000	0	0	0	0	0	0	60,000
Kevin Elliott	2007	0	0	0	0	0	0	0	0
	2006	30,000	0	0	0	0	0	0	30,000

Narrative to Summary Compensation Table

Outstanding Equity Awards at Fiscal Year End

Other than as set forth below, none of our executive officers received unexercised options, stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year ended March 31, 2007.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Narrative to outstanding equity awards table There have been no grants of options or stock as compensation to any of our officers or directors.

Compensation of Directors

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our directors for services rendered during our last completed fiscal year, March 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry G. Mikolajczyk	0	0	0	0	0	0	0
Daniele L. Forigo	0	0	0	0	0	0	0
David Bending	0	0	0	0	0	0	0
Gerald R. Sneddon	0	0	0	0	0	0	0
Thomaz Klingberg	0	0	0	0	0	0	0
Gordon Gutrath	0	0	0	0	0	0	0

Narrative to Director Compensation Table

Directors are not compensated for their services as Directors, except for the reimbursement of out-of-pocket expenses.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the removal of Directors.

By Order of the Board of Directors

   BY: /S/ Jerry G. Mikolajczyk

   ________________________________

Jerry G. Mikolajczyk, COO

Dated:  March 27, 2008